Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-263317) of Calumet Specialty Products Partners, L.P.;

(2)Registration Statement (Form S-8 No. 333-226740) of Calumet Specialty Products Partners, L.P.,

(3)Registration Statement (Form S-8 No. 333-208511) of Calumet Specialty Products Partners, L.P.,

(4)Registration Statement (Form S-8 No. 333-186961) of Calumet Specialty Products Partners, L.P., and

(5)Registration Statement (Form S-8 No. 333-138767) of Calumet Specialty Products Partners, L.P.;

of our reports dated February 29, 2024, with respect to the consolidated financial statements of Calumet Specialty Products Partners, L.P., and the effectiveness of internal control over financial reporting of Calumet Specialty Products Partners, L.P., included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Indianapolis, Indiana

February 29, 2024